UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 28, 2011

Commission file number 1-13163
________________________
YUM! BRANDS, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company announced that David Russell, 41, will be appointed Vice President, Corporate Controller, effective February 18, 2011 following the filing of the Company’s Annual Report on Form 10-K for fiscal year 2010.  As Corporate Controller, Mr. Russell will serve as the Company’s principal accounting officer.  Mr. Russell is replacing Ted Knopf who will be moving to a new position, Senior Vice President, Finance.

Mr. Russell has over 20 years of finance and accounting experience.  He has been with the Company for the past 11 years serving in various finance and accounting roles.  Since November 2010, Mr. Russell has served as Vice President, Financial Planning and Controller-Designate.  From January 2009 to November 2010, he served as Vice President, Financial Planning.  From January 2008 to January 2009, he served as Vice President and Assistant Controller.  From 2005 until 2008 he served as Senior Director, Finance.  Mr. Russell does not have an employment agreement with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	January 28, 2011	/s/ John P. Daly
Corporate Counsel and
Assistant Secretary